EXHIBIT 21.1

CORPORATE STRUCTURE
AS OF DECEMBER 7, 2006

The following sets forth the direct and indirect subsidiaries of Jacuzzi Brands, Inc. but excludes certain dormant and other subsidiaries not meaningful for presentation herein.

Asteria Company
Astracast GmbH
Astracast Plc
Astracast USA, Inc.
Bathcraft Inc.
BB Investments Ltd.
Gatsby Spas, Inc.
Jacuzzi Brands, Inc.
Jacuzzi do Brazil Industria e Commercio Ltda.
Jacuzzi Europe S.P.A.
Jacuzzi France SAS
Jacuzzi Inc.
Jacuzzi (Chili) S.A.
Jacuzzi Investments Ltd.
Jacuzzi Singapore Pte Ltd.
Jacuzzi UK Group plc
Jacuzzi Universal S.A. (49%)
Jacuzzi Whirlpool Bath, Inc. (Namesaver)
Jacuzzi Whirlpool GmbH
JBI Holdings Limited
JUSI Holdings, Inc.
KLI, Inc.
Les Aeliers de la Motte S.A.
OEI, Inc.
OEP, Inc.
PH Property Development Company
Redmont, Inc.
Silverdale Ceramics Ltd.
Spring Ram Bathrooms PLC
Spring Ram Corporation Overseas Ltd.
Stainless Steel Products Ltd.
Sundance Spas, Inc.
The Spring Ram Corporation PLC
USI American Holdings, Inc.
USI Atlantic Corp.
USI Canada Inc.
USI Capital, Inc.
USI Mayfair Limited
USI Overseas Holdings Limited
USI Plumbing PLC
USI Properties, Inc.
Val Industria e Commercio Ltda.
Zurco, Inc.
Zurn Industries Limited
Zurn Industries, Inc.

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Zurn Pex, Inc.

97